EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-74560 and 333-70431) of Quest Resource Corporation of our report dated July 18, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-KSB.

/s/ Clyde Bailey
---------------------------
Clyde Bailey, P.C.

San Antonio, Texas
August 27, 2002